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                                                                     EXHIBIT 4.2

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 17, 2002

                                      among

                        AMERICAN ACHIEVEMENT CORPORATION,

                                    as Issuer

                        MILESTONE MARKETING INCORPORATED,
                           MILESTONE TRADITIONS, INC.
                                       and
                           MILESTONE MANAGEMENT, INC.

                            as Additional Guarantors,

                           THE GUARANTORS PARTY HERETO

                                  as Guarantors

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee,

                              11 5/8% Senior Notes
                                    Due 2007

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                  FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of July 17, 2002, among American Achievement Corporation Company, a Delaware corporation (the "Company"), Milestone Marketing Incorporated ("MMI"), Milestone Traditions, Inc. ("MT") and Milestone Management, Inc. ("MM", and together with MMI and MT, each an "Additional Guarantor" and collectively, the "Additional Guarantors"), the Guarantors listed on the signature pages hereof under the heading Guarantors (the "Guarantors"), and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 20, 2002, providing for the issuance of an aggregate principal amount of $177,000,000 of 11 5/8% Senior Notes Due 2007;

                  WHEREAS, pursuant to the terms of a Stock Purchase Agreement, dated as of July 9, 2002 (the "Purchase Agreement"), among the Company, as buyer, Ronald A. Brostrom, Eric Weiss, Page Singletary, Eureka I, L.P. and Eureka I-A, L.P., as sellers and MMI, the Company purchased all of the outstanding shares of common stock and warrants of MMI;

                  WHEREAS, MM and MT are wholly-owned subsidiaries of MMI;

                  WHEREAS, each of the Additional Guarantors constitutes a Material Domestic Restricted Subsidiary;

                  WHEREAS, Section 4.16 of the Indenture requires the Company to cause the Additional Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantors shall unconditionally guarantee all of the Company's Obligations under the Notes and this Indenture pursuant to a guarantee (the "Additional Guarantee") on the terms and conditions of the Guarantee by the Guarantors in Article XI of the Indenture and on the other terms and conditions set forth herein;

                  WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Additional Guarantors and the Guarantors, when authorized by resolutions of their respective Boards of Directors, and the Trustee, upon receipt of the documents required by Section 7.2 of the Indenture, are authorized to amend and supplement the Indenture as set forth in this Supplemental Indenture;

                  WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties; and

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                  WHEREAS, the Company, each of the Additional Guarantors, each of the Guarantors and the Trustee desire and have agreed to execute and deliver this Supplemental Indenture as herein provided and all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties.

                  NOW, THEREFORE, for and in consideration of the premises contained herein, it is mutually covenanted and agreed for the benefit of all Holders of the Notes as follows:

                  Section 1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  Section 2. Agreement to Guarantee. The Additional Guarantors hereby agree, jointly and severally with all other Guarantors, to guarantee the Company's Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth herein and in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture. Pursuant to Section
11.7 of the Indenture, the Guarantors agree that the Guarantees set forth in
Article XI of the Indenture, as supplemented by its agreement to guarantee contained herein, shall remain in full force and effect and apply to all of the Notes notwithstanding any failure by the Additional Guarantors to endorse on such Notes a notation of the Guarantor.

                  Section 3. No Recourse Against Others. No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or the Additional Guarantors or any successor entity shall have any personal liability for any Obligations of the Company, the Guarantors or the Additional Guarantors or any successor entities under the Additional Guarantee, by reason of his, her or its status as such stockholder, employee, officer or director. Each Holder, by accepting a Note, waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes and this Supplemental Indenture.

                  Section 4. Acceptance of Supplemental Indenture. The Trustee accepts this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

                  Section 5. Confirmation and Ratification. The Indenture, supplemented as hereinabove set forth, is in all respects ratified and confirmed, and the terms and conditions thereof, supplemented as hereinabove set forth, shall be and remain in full force and effect.

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                  Section 6. Recitals. The recitals contained in this
Supplemental Indenture shall be taken as the statements made solely by the Company, the Additional Guarantors and the Guarantors, and the Trustee shall have no liability or responsibility for their correctness and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company, the Additional Guarantors and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company, the Additional Guarantors and the Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

                  Section 7. Effectiveness. This Supplemental Indenture shall become effective upon the execution and delivery hereof by the Company, the Guarantors and the Trustee.

                  SECTION 8. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

                  Section 9. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  Section 10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                            ADDITIONAL GUARANTORS:

                                            MILESTONE MARKETING INCORPORATED

                                            By: /s/ Sherice P. Bench
                                               --------------------------------
                                               Name:  Sherice P. Bench
                                               Title: Treasurer

                                            MILESTONE MANAGEMENT, INC.

                                            By: /s/ Sherice P. Bench
                                               --------------------------------
                                               Name:  Sherice P. Bench
                                               Title: Treasurer

                                            MILESTONE TRADITIONS, INC.

                                            By: /s/ Sherice P. Bench
                                               --------------------------------
                                               Name:  Sherice P. Bench
                                               Title: Treasurer

                                            COMPANY:

                                            AMERICAN ACHIEVEMENT CORPORATION

                                            By: /s/ Sherice P. Bench
                                               --------------------------------
                                               Name:  Sherice P. Bench
                                               Title: Treasurer

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                                            GUARANTORS:

                                            COMMEMORATIVE BRANDS, INC.

                                            By: /s/ Sherice P. Bench
                                               --------------------------------
                                               Name:  Sherice P. Bench
                                               Title: Treasurer

                                            CBI NORTH AMERICA, INC.

                                            By: /s/ Sherice P. Bench
                                               --------------------------------
                                               Name:  Sherice P. Bench
                                               Title: Treasurer

                                            TAYLOR SENIOR HOLDINGS CORP.

                                            By: /s/ Sherice P. Bench
                                               --------------------------------
                                               Name:  Sherice P. Bench
                                               Title: Treasurer

                                            TAYLOR PUBLISHING COMPANY

                                            By: /s/ Sherice P. Bench
                                               --------------------------------
                                               Name:  Sherice P. Bench
                                               Title: Treasurer

                                            TP HOLDING CORP.

                                            By: /s/ Sherice P. Bench
                                               --------------------------------
                                               Name:  Sherice P. Bench
                                               Title: Treasurer

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                                            TAYLOR PRODUCTION SERVICES, L.P.

                                            By: /s/ Sherice P. Bench
                                               --------------------------------
                                               Name:  Sherice P. Bench
                                               Title: Treasurer

                                            EDUCATIONAL COMMUNICATIONS, INC.

                                            By: /s/ Sherice P. Bench
                                               --------------------------------
                                               Name:  Sherice P. Bench
                                               Title: Treasurer

                                            TRUSTEE:

                                            BANK OF NEW YORK, as Trustee

                                            By: /s/ Van K. Brown
                                               --------------------------------
                                               Name:  Van K. Brown
                                               Title: Vice President